Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

SPRAGUE RESOURCES LP REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Portsmouth, NH (March 26, 2014) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2013.

Sprague completed its initial public offering (“IPO”) on October 30, 2013 and, as a result, a portion of Sprague’s fourth quarter 2013 results include the financial and operating results of Sprague’s predecessor company, which included Kildair, the Canadian business that is not part of Sprague’s assets or operations following the completion of the IPO. The following discussion of financial results excludes the contribution of Kildair prior to Sprague’s IPO. Please see the accompanying financial tables for additional and more detailed information.

“During the fourth quarter, outstanding logistical execution and customer service drove significant adjusted gross margin growth in both Refined Products and Natural Gas businesses. Additionally, expansion into new markets and investments in infrastructure improvements contributed volume gains,” said David Glendon, President and Chief Executive Officer. “Our unique ability to provide multi-fuel offerings to customers represents a compelling value proposition during periods of price volatility, as we experienced in the fourth quarter of 2013.”

Fourth Quarter 2013 Highlights

•	Adjusted gross margin was $47.8 million for the fourth quarter of 2013, compared to $39.5 million for the fourth quarter of 2012.

•	Pro forma adjusted EBITDA was $24.2 million for the fourth quarter of 2013, compared to $15.8 million for the fourth quarter of 2012.

•	Pro forma net sales were $1.2 billion for the fourth quarter of 2013, compared to $1.1 billion for the fourth quarter of 2012.

•	Pro forma net loss was $33.1 million for the fourth quarter of 2013, compared to a net loss of $4.2 million for the fourth quarter of 2012. The net loss in the fourth quarter was primarily due to derivative losses from Sprague’s hedging program, without the accompanying offset for physical positions held.

Sprague reported distributable cash flow of $18.2 million, on a pro forma basis, for the fourth quarter of 2013, compared to $10.1 million, on a pro forma basis, for the fourth quarter of 2012. Sprague also reported distribution coverage of 2.2x the minimum quarterly distribution for the fourth quarter of 2013.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2013.

Refined Products

•	Volumes in the Refined Products business segment rose 5% to 351.4 million gallons in the fourth quarter of 2013, compared to 334.7 million gallons in the fourth quarter of 2012.

•	Adjusted gross margin in the Refined Products segment increased $7.5 million, or 35%, to $28.8 million in the fourth quarter of 2013, compared to the fourth quarter of 2012.

“Our Refined Products group executed exceptionally well during the fourth quarter in challenging weather and supply conditions. Our strong performance was also driven by the Bridgeport terminal’s first full quarter of contribution after coming on board in July,” said Mr. Glendon. “We were also pleased to complete the assumption of the Commercial Fuels contracts from Hess at the end of the fourth quarter of 2013, and we have been able to successfully leverage our supply and delivery capabilities to this customer set,” said Mr. Glendon.

Natural Gas

•	Natural Gas segment volumes decreased 3% to 13.7 Bcf for the fourth quarter 2013, compared to 14.1 Bcf for the fourth quarter 2012.

•	Natural Gas adjusted gross margin increased 41% to $12.0 million for the fourth quarter of 2013, compared to $8.5 million for the fourth quarter of 2012.

“Our Natural Gas business continues to demonstrate an impressive growth trajectory in the number of accounts served and adjusted gross margin as it shifts the customer mix towards smaller volume commercial and industrial accounts, leveraging our rights to utilize transportation assets and supply portfolio to drive account growth,” said Mr. Glendon.

Materials Handling

•	Materials Handling gross margin declined by $2.1 million, or 24%, to $6.7 million for the fourth quarter 2013, compared to the fourth quarter 2012.

“Materials Handling gross margin declined versus the fourth quarter 2012, primarily as the result of timing differences in the receipt of salt and petroleum coke shipments,” said Mr. Glendon.

For the year ended December 31, 2013, Sprague reported adjusted gross margin of $161.3 million, compared to $138.3 million in 2012. Sprague’s pro forma adjusted EBITDA increased $13.0 million to $66.2 million in 2013, compared to $53.2 million in 2012. On a pro forma basis, Sprague generated distributable cash flow of $40.1 million for the full year 2013, yielding a minimum distribution coverage ratio of 1.2x on all of Sprague’s outstanding units as of the year end 2013, compared to $29.9 million of distributable cash flow for the year 2012.

On January 29, 2014, the Board of Directors of Sprague’s general partner, Sprague Resources GP, declared an initial pro rata quarterly cash distribution of $0.2825 per unit, or $1.65 per unit on an annualized basis, for the period October 30 through December 31, 2013. The distribution was paid on February 14, 2014 to unitholders of record as of February 10, 2014.

“Overall, I am thrilled with how our team delivered outstanding customer service and drove strong results in the fourth quarter. Sprague is well positioned to build on this momentum in 2014 as we pursue our growth objectives,” concluded Mr. Glendon.

Sprague Resources LP Schedule K-1s Now Available

Sprague has completed 2013 tax packages for its unitholders, including Schedule K-1. The tax packages have been mailed and are also available via Sprague’s website at www.spragueenergy.com under “Investor Relations > K-1 Tax Information”. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CST, or visit www.taxpackagesupport.com/SRLP.

Financial Results Conference Call

Management will review Sprague’s fourth quarter 2013 financial results in a teleconference call for analysts and investors today, March 26th, 2014.

Date and Time:	March 26th, 2014 at 10:00 AM ET
Dial-in numbers:	(866) 510-0707 (U.S. and Canada)
(617) 597-5376 (International)
Participation Code:	20708387

The call will also be webcast live and archived on the investor relations section of Sprague’s website, www.spragueenergy.com.

About Sprague Resources LP

Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of a business, write-off of deferred offering costs and bio-fuel excise tax credits. Sprague defines pro forma adjusted EBITDA as adjusted EBITDA with additional adjustments including public company expenses, gains/losses on the sale of fixed assets and the exclusion of Kildair operations to reflect results as if Sprague were operating as a public company during the defined time periods.

Sprague defines adjusted gross margin as gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and filings with the United States Securities and Exchange Commission (the “SEC”), including those set forth under Item 1A, “Risk Factors” of Sprague’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by any subsequent reports filed with the SEC. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

(Financial Tables Below)

Sprague Resources LP

Volume, Net Sales, Gross Margin and Adjusted Gross Margin

by Segment (Excluding Kildair)

Three Months and Years Ended December 31, 2013 and 2012

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012 Predecessor	2013	2012 Predecessor
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	351,414	334,698	1,234,128	1,145,634
Natural gas (MMBtus)	13,667	14,093	51,979	49,417
Materials handling (short tons)	529	664	2,145	2,595
Materials handling (gallons)	69,678	61,992	246,708	248,514
Other operations (short tons)	28	33	133	136

Net Sales:
Refined products	$1,064,595	$1,049,748	$3,765,516	$3,593,370
Natural gas	82,139	74,191	304,843	242,006
Materials handling	6,733	8,863	28,446	32,536
Other operations	2,242	2,694	8,221	8,883

Total net sales	$1,155,709	$1,135,496	$4,107,026	$3,876,795

Gross Margin:
Refined products	$23,620	$29,167	$90,071	$76,771
Natural gas	(32,316)	(1,537)	(15,677)	9,191
Materials handling	6,730	8,856	28,430	32,320
Other operations	329	882	1,598	2,119

Total gross margin	$(1,637)	$37,368	$104,422	$120,401

Adjusted Gross Margin: (1)
Refined products	$28,777	$21,304	$90,919	$76,995
Natural gas	11,972	8,488	40,373	26,844
Materials handling	6,730	8,856	28,430	32,320
Other operations	329	882	1,598	2,119

Total adjusted gross margin	$47,808	$39,530	$161,320	$138,278

Calculation of Adjusted Gross Margin:
Total gross margin	$(1,637)	$37,368	$104,422	$120,401
Deduct: total commodity derivative (gains) losses included in net income (loss)	55,309	2,498	75,727	29,257
Add: realized commodity derivative gains (losses) included in net income (loss)	(5,864)	(336)	(18,829)	(11,380)

Total adjusted gross margin	$47,808	$39,530	$161,320	$138,278

Other Data:
Normal heating degree days (2)	2,318	2,317	6,752	6,787
Actual heating degree days	2,336	2,104	6,624	5,803
Variance from normal heating degree days	0.8%	(9.2)%	(1.9)%	(14.5)%
Variance from prior period actual heating degree days	11.0%	11.6%	14.1%	(7.7)%

1)	Gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.
2)	As reported by the NOAA/National Weather Service for the New England oil home heating region over the period of 1981-2011.

Sprague Resources LP

Summary Historical Financial and Operating Data

Three Months and Years Ended December 31, 2013 and 2012

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
		($ in thousands)
Statement of Operations Data:
Net sales	$1,193,686	$1,302,608	$4,600,734	$4,043,907
Cost of products sold	1,192,304	1,264,086	4,474,742	3,922,352

Gross margin	1,382	38,522	125,992	121,555

Operating costs and expenses:
Operating expenses	11,395	14,661	51,839	47,054
Selling, general and administrative	13,891	14,079	53,580	46,449
Write-off of deferred offering costs	—	8,931	—	8,931
Depreciation and amortization	2,981	4,207	15,452	11,665

Total operating costs and expenses	28,267	41,878	120,871	114,099

Operating income	(26,885)	(3,356)	5,121	7,456
Gain on acquisition of business	—	1,512	—	1,512
Other income (expense)	(33)	503	568	(160)
Interest income	82	96	603	534
Interest expense	(6,849)	(7,687)	(28,695)	(23,960)

(Loss) income before income taxes and equity in net (loss) income of foreign affiliate	(33,685)	(8,932)	(22,403)	(14,618)
Income tax (provision) benefit	981	(407)	(5,097)	2,796

(Loss) income before equity in net (loss) income of foreign affiliate	(32,704)	(9,339)	(27,500)	(11,822)

Equity in net (loss) income of foreign affiliate	—	—	—	(1,009)

Net (loss) income	$(32,704)	$(9,339)	$(27,500)	$(12,831)

Less: Predecessor income (loss) through October 29, 2013	$(2,470)		$2,734

Limited partners’ interest in net income (loss) from October 30, 2013 to December 31, 2013 prior to distributions	$(30,234)		$(30,234)

Adjusted EBITDA (1) (unaudited)	$25,508	$13,775	$73,018	$49,781
Net income (loss) per limited partner unit	(1.50)		(1.50)
Weighted average limited partner units outstanding	20,144		20,144

Other Financial and Operating Data (unaudited)
Capital expenditures	$5,005	$2,327	$22,079	$7,293
Total refined products volumes sold (barrels)	8,709	10,498	34,261	29,806
Total natural gas volumes sold (MMBtus)	13,667	14,093	51,979	49,417

1)	EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of business, write-off of deferred offering costs and bio-fuel excise tax credits.

Sprague Resources LP

Summary Pro Forma Financial and Operating Data

Three Months and Years Ended December 31, 2013 and 2012

	Pro Forma (1) Three Months Ended December 31,		Pro Forma (1) Years Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$1,155,709	$1,135,496	$4,107,026	$3,876,795
Cost of products sold	1,157,346	1,098,128	4,002,604	3,756,394

Gross margin	(1,637)	37,368	104,422	120,401

Operating costs and expenses:
Operating expenses	10,552	11,369	43,084	43,762
Selling, general and administrative	13,080	14,159	47,646	46,212
Write-off of deferred offering costs	—	8,931	—	8,931
Depreciation and amortization	2,444	2,442	9,602	9,900

Total operating costs and expenses	26,076	36,901	100,332	108,805

Operating income	(27,713)	467	4,090	11,596
Gain on acquisition of business	—	—	—	—
Other income (expense)	13	503	656	(160)
Interest income	82	69	592	507
Interest expense	(6,276)	(5,573)	(22,801)	(21,775)

(Loss) income before income taxes	(33,894)	(4,534)	(17,463)	(9,832)
Income tax (provision) benefit	831	300	(776)	651

Net (loss) income	$(33,063)	$(4,234)	$(18,239)	$(9,181)

Adjusted EBITDA (2) (unaudited)	$24,189	$15,833	$66,225	$53,165

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2012. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a) The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.

b) The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

c) The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

d) The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of business, write-off of deferred offering costs and bio-fuel excise tax credits.

Sprague Resources LP

Historical and Pro Forma Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

Three Months and Years Ended December 31, 2013 and 2012

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
		($ in thousands)

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(32,704)	$(9,339)	$(27,500)	$(12,831)
Add/(deduct):
Interest expense, net	6,767	7,591	28,092	23,426
Tax (benefit) expense	(981)	407	5,097	(2,796)
Depreciation and amortization	2,981	4,207	15,452	11,665

EBITDA (2)	$(23,937)	$2,866	$21,141	$19,464
Deduct: total commodity derivative (gains) losses included in net income (loss)	55,003	59	76,203	26,818
Add: realized commodity derivative gains (losses) included in net income (loss)	(5,558)	2,103	(19,305)	(8,941)
Add/(deduct):
Gain on acquisition of business	—	(1,512)	—	(1,512)
Write-off of deferred offering costs	—	8,931	—	8,931
Bio-fuel excise tax credits	—	1,328	(5,021)	5,021

Adjusted EBITDA (3)	$25,508	$13,775	$73,018	$49,781

	Pro Forma (1) Three Months Ended December 31,		Pro Forma (1) Years Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
		($ in thousands)
Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(33,063)	$(4,234)	$(18,239)	$(9,181)
Add/(deduct):
Interest expense, net	6,194	5,504	22,209	21,268
Tax (benefit) expense	(831)	(300)	776	(651)
Depreciation and amortization	2,444	2,442	9,602	9,900

EBITDA (2)	$(25,256)	$3,412	$14,348	$21,336
Deduct: total commodity derivative (gains) losses included in net income (loss)	55,309	2,498	75,727	29,257
Add: realized commodity derivative gains (losses) included in net income (loss)	(5,864)	(336)	(18,829)	(11,380)
Add/(deduct):
Write-off of deferred offering costs	—	8,931	—	8,931
Bio-fuel excise tax credits	—	1,328	(5,021)	5,021

Adjusted EBITDA (3)	$24,189	$15,833	$66,225	$53,165

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2012. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a) The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.

b) The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

c) The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

d) The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	Net income before interest, income taxes, depreciation and amortization.
3)	EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of business, write-off of deferred offering costs and bio-fuel excise tax credits.

Sprague Resources LP

Pro Forma Reconciliation of Adjusted EBITDA to Distributable Cash Flow

Three Months and Years Ended December 31, 2013 and 2012

	Pro Forma (1) Three Months Ended December 31,		Pro Forma (1) Years Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (2)	$24,189	$15,833	$66,225	$53,165

Add/(deduct):
Cash Interest Expense, net	(5,199)	(4,720)	(18,789)	(17,856)
Cash Taxes	831	300	(776)	651
Maintenance capital expenditures	(2,235)	(1,632)	(6,073)	(5,897)
Estimated incremental selling, general and administrative expense of being a publicly traded partnership	(172)	(514)	(1,716)	(2,058)
Loss (gain) on fixed assets and insurance recoveries	(2)	(446)	(783)	58
Elimination of expense relating to cash incentive payments and directors fees that would have been paid in common units	761	1,256	1,975	1,881

Distributable cash flow	$18,173	$10,077	$40,063	$29,944

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2012. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a) The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.

b) The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

c) The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

d) The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of business, write-off of deferred offering costs and bio-fuel excise tax credits.